News Release

Amkor Technology Reports Financial Results for the Third Quarter 2020
and the Initiation of a Quarterly Cash Dividend

Third Quarter Highlights
•Record third quarter net sales $1.35 billion, up 25% year-on-year and 15% sequentially
•Operating income $127 million, operating income margin 9.4%
•Net income $92 million, earnings per diluted share $0.38
•EBITDA $255 million
•Initiation of a regular quarterly cash dividend of $0.04 per share

TEMPE, Ariz. - October 26, 2020 - Amkor Technology, Inc. (NASDAQ: AMKR), a leading provider of semiconductor packaging and test services, today announced financial results for the third quarter ended September 30, 2020 and the initiation of a regular quarterly cash dividend of $0.04 per share.

“Stronger than expected demand in the communications and automotive and industrial end markets drove revenue above the high end of our guidance,” said Giel Rutten, Amkor’s president and chief executive officer. “The Board’s decision to initiate a dividend is a significant milestone for Amkor. Over the past several years, Amkor has capitalized on growth opportunities in advanced packaging technologies that target 5G, advanced automotive systems, IoT and high-performance computing, and the introduction of a regular cash dividend reflects our consistent operating performance, strong free cash flow generation and confidence in our long-term financial outlook.”

Results	Q3 2020	Q2 2020	Q3 2019
	($ in millions, except per share data)
Net sales	$1,354	$1,173	$1,084
Gross margin	17.8%	16.4%	16.8%
Operating income	$127	$87	$79
Operating income margin	9.4%	7.4%	7.3%
Net income attributable to Amkor	$92	$55	$54
Earnings per diluted share	$0.38	$0.23	$0.23
EBITDA*	$255	$209	$209

“All-time record quarterly revenue drove operating income margin to 9.4% and EPS to $0.38 for the quarter. We also paid down $230 million of debt this quarter, bringing our net debt to $0.4 billion, the lowest in our public company history,” said Megan Faust, Amkor’s executive vice president and chief financial officer. “The initiation of a dividend expands Amkor’s capital allocation strategy for delivering value to stockholders. Our consistent free cash flow and strong balance sheet give us the financial flexibility to continue to make investments in future growth opportunities and return capital to stockholders.”

At September 30, 2020, total cash and short-term investments was $0.9 billion, and total debt was $1.3 billion.

The initial quarterly cash dividend of $0.04 per share is payable on January 7, 2021 to stockholders of record at the close of business on December 18, 2020. The declaration and payment of future dividends, as well as any record and payment dates, are subject to the approval of the Board of Directors.

*EBITDA and net debt are non-GAAP financial measures. The reconciliation to the comparable GAAP financial measure is included below under “Selected Operating Data.”

Business Outlook

“Continued strength in advanced packaging and a recovering automotive end market are expected to drive solid revenue performance in the fourth quarter of 2020,” said Rutten. “Growing demand and share gains in the communications end market is expected to drive year on year revenue growth of 10% in the fourth quarter.”

Fourth quarter 2020 outlook (unless otherwise noted):

•Net sales of $1.25 billion to $1.35 billion
•Gross margin of 17% to 20%
•Net income of $68 million to $115 million, or $0.28 to $0.47 per diluted share
•Full year 2020 capital expenditures of approximately $550 million

Conference Call Information

Amkor will conduct a conference call on Monday, October 26, 2020, at 5:00 p.m. Eastern Time. This call may include material information not included in this press release. This call is being webcast and can be accessed at Amkor’s website: www.amkor.com. You may also access the call by dialing 1-877-407-4019 or 1-201-689-8337. A replay of the call will be made available at Amkor’s website or by dialing 1-877-660-6853 or 1-201-612-7415 (conference ID 13711716). The webcast is also being distributed over NASDAQ OMX’s investor distribution network to both institutional and individual investors. Institutional investors can access the call via NASDAQ OMX’s password-protected event management site, Street Events (www.streetevents.com).

About Amkor Technology, Inc.

Amkor Technology, Inc. is one of the world’s largest providers of outsourced semiconductor packaging and test services. Founded in 1968, Amkor pioneered the outsourcing of IC packaging and test, and is now a strategic manufacturing partner for the world’s leading semiconductor companies, foundries and electronics OEMs. Amkor’s operational base includes production facilities, product development centers, and sales and support offices located in key electronics manufacturing regions in Asia, Europe and the USA. For more information, visit www.amkor.com.

Contact:

Vincent Keenan
Vice President, Investor Relations
480-786-7594
vincent.keenan@amkor.com

AMKOR TECHNOLOGY, INC.
Selected Operating Data

	Q3 2020	Q2 2020	Q3 2019
Net Sales Data:
Net sales (in millions):
Advanced products (1)	$899	$729	$589
Mainstream products (2)	455	444	495
Total net sales	$1,354	$1,173	$1,084

Packaging services	86%	84%	84%
Test services	14%	16%	16%

Net sales from top ten customers	63%	69%	62%

End Market Data:
Communications (handheld devices, smartphones, tablets)	43%	38%	41%
Consumer (connected home, set-top boxes, televisions, visual imaging, wearables)	25%	27%	18%
Automotive, industrial and other (driver assist, infotainment, performance, safety)	17%	19%	26%
Computing (data center, infrastructure, PC/laptop, storage)	15%	16%	15%
Total	100%	100%	100%

Gross Margin Data:
Net sales	100.0%	100.0%	100.0%
Cost of sales:
Materials	46.9%	45.2%	40.4%
Labor	12.8%	13.9%	15.8%
Other manufacturing	22.5%	24.5%	27.0%
Gross margin	17.8%	16.4%	16.8%

(1) Advanced products include flip chip and wafer-level processing and related test services
(2) Mainstream products include wirebond packaging and related test services

AMKOR TECHNOLOGY, INC.
Selected Operating Data
This press release includes EBITDA, which is not defined by U.S. GAAP. We define EBITDA as net income before interest expense, income tax expense and depreciation and amortization. We believe EBITDA to be relevant and useful information to our investors because it provides additional information in assessing our financial operating results. Our management uses EBITDA in evaluating our operating performance, our ability to service debt and our ability to fund capital expenditures. However, EBITDA has certain limitations in that it does not reflect the impact of certain expenses on our consolidated statements of income, including interest expense, which is a necessary element of our costs because we have borrowed money in order to finance our operations, income tax expense, which is a necessary element of our costs because taxes are imposed by law, and depreciation and amortization, which is a necessary element of our costs because we use capital assets to generate income. EBITDA should be considered in addition to, and not as a substitute for, or superior to, operating income, net income or other measures of financial performance prepared in accordance with U.S. GAAP. Furthermore our definition of EBITDA may not be comparable to similarly titled measures reported by other companies. Below is our reconciliation of EBITDA to U.S. GAAP net income.

Non-GAAP Financial Measure Reconciliation:
	Q3 2020	Q2 2020	Q3 2019
	(in millions)
EBITDA Data:
Net income	$93	$56	$54
Plus: Interest expense	16	16	17
Plus: Income tax expense	16	13	9
Plus: Depreciation & amortization	130	124	129
EBITDA	$255	$209	$209

This press release also includes net debt, which is not defined by U.S. GAAP. We define net debt as total debt as reported on the consolidated balance sheet less the sum of cash and cash equivalents, and short term investments. We believe net debt to be relevant and useful information to our investors because it provides them with additional information in assessing our capital structure, financial leverage, and our ability to reduce debt and to fund investing and financing activities. This measure should be considered in addition to, and not as a substitute for, or superior to, total debt, prepared in accordance with U.S. GAAP. Furthermore, our definition of net debt may not be comparable to similarly titled measures reported by other companies.

Non-GAAP Financial Measure Reconciliation:
	Q3 2020	Q2 2020	Q3 2019
	(in millions)
Net Debt Data:
Total Debt	$1,319	$1,545	$1,298
Less: Cash and Cash Equivalents	567	783	599
Less: Short-term Investments	356	311	6
Net Debt	$396	$451	$693

AMKOR TECHNOLOGY, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2020	2019	2020	2019
	(In thousands, except per share data)
Net sales	$1,354,023	$1,083,917	$3,679,548	$2,874,186
Cost of sales	1,112,938	901,677	3,057,235	2,447,731
Gross profit	241,085	182,240	622,313	426,455
Selling, general and administrative	77,781	70,458	224,623	206,803
Research and development	35,835	32,927	99,624	104,867
Total operating expenses	113,616	103,385	324,247	311,670
Operating income	127,469	78,855	298,066	114,785
Interest expense	16,404	16,988	49,461	54,914
Other (income) expense, net	2,415	(1,760)	1,567	641
Total other expense, net	18,819	15,228	51,028	55,555
Income before taxes	108,650	63,627	247,038	59,230
Income tax expense	15,753	9,141	33,504	36,418
Net income	92,897	54,486	213,534	22,812
Net income attributable to non-controlling interests	(746)	(416)	(2,070)	(1,071)
Net income attributable to Amkor	$92,151	$54,070	$211,464	$21,741

Net income attributable to Amkor per common share:
Basic	$0.38	$0.23	$0.88	$0.09
Diluted	$0.38	$0.23	$0.87	$0.09

Shares used in computing per common share amounts:
Basic	241,675	239,586	241,232	239,503
Diluted	242,592	239,937	241,937	239,858

AMKOR TECHNOLOGY, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2020	December 31, 2019
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$566,745	$894,948
Restricted cash	945	610
Short-term investments	356,150	6,348
Accounts receivable, net of allowances	990,637	850,753
Inventories	299,830	220,602
Other current assets	54,264	28,272
Total current assets	2,268,571	2,001,533
Property, plant and equipment, net	2,560,195	2,404,850
Operating lease right of use assets	149,727	148,549
Goodwill	26,747	25,976
Restricted cash	3,087	2,974
Other assets	128,293	111,733
Total assets	$5,136,620	$4,695,615
LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$136,526	$144,479
Trade accounts payable	611,965	571,054
Capital expenditures payable	328,171	77,044
Accrued expenses	298,708	267,226
Total current liabilities	1,375,370	1,059,803
Long-term debt	1,182,573	1,305,755
Pension and severance obligations	175,941	176,971
Long-term operating lease liabilities	88,257	91,107
Other non-current liabilities	91,742	71,740
Total liabilities	2,913,883	2,705,376

Stockholders’ equity:
Preferred stock	—	—
Common stock	288	287
Additional paid-in capital	1,943,140	1,927,739
Retained earnings	445,541	234,077
Accumulated other comprehensive income (loss)	23,309	19,115
Treasury stock	(217,660)	(217,479)
Total Amkor stockholders’ equity	2,194,618	1,963,739
Non-controlling interests in subsidiaries	28,119	26,500
Total equity	2,222,737	1,990,239
Total liabilities and equity	$5,136,620	$4,695,615

AMKOR TECHNOLOGY, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended September 30,
	2020	2019
	(In thousands)
Cash flows from operating activities:
Net income	$213,534	$22,812
Depreciation and amortization	377,722	398,013
Other operating activities and non-cash items	20,368	51,533
Changes in assets and liabilities	(177,576)	(189,026)
Net cash provided by operating activities	434,048	283,332
Cash flows from investing activities:
Payments for property, plant and equipment	(275,531)	(328,497)
Proceeds from sale of property, plant and equipment	2,710	8,495
Proceeds from insurance recovery for property, plant and equipment	—	1,538
Proceeds from sale of short-term investments	37,633	—
Proceeds from maturities of short-term investments	86,216	6,469
Payments for short-term investments	(475,696)	(5,935)
Other investing activities	13,331	(887)
Net cash used in investing activities	(611,337)	(318,817)
Cash flows from financing activities:
Proceeds from revolving credit facilities	312,000	172,700
Payments of revolving credit facilities	(332,000)	(92,700)
Proceeds from short-term debt	86,769	51,434
Payments of short-term debt	(76,004)	(42,067)
Proceeds from issuance of long-term debt	225,985	714,375
Payments of long-term debt	(370,426)	(847,155)
Payments of finance lease obligations	(7,193)	(4,358)
Other financing activities	7,707	(1,963)
Net cash used in financing activities	(153,162)	(49,734)
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	2,696	1,385
Net decrease in cash, cash equivalents and restricted cash	(327,755)	(83,834)
Cash, cash equivalents and restricted cash, beginning of period	898,532	688,051
Cash, cash equivalents and restricted cash, end of period	$570,777	$604,217

Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of federal securities laws. All statements other than statements of historical fact are considered forward-looking statements, including statements regarding future demand, operating performance, free cash flow generation, financial outlook, investment and return of capital, statements regarding future dividends and all of the statements made under “Business Outlook” above. These forward-looking statements involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward-looking statements, including, but not limited to, the following:
•health conditions or pandemics, such as COVID-19, impacting labor availability and operating capacity, capital availability, the supply chain and consumer demand for our customers’ products and services;
•dependence on the highly cyclical, volatile semiconductor industry;
•industry downturns and declines in global economic and financial conditions;
•fluctuation in demand for semiconductors and conditions in the semiconductor industry generally, as well as by specific customers, such as inventory reductions by our customers impacting demand in key markets;
•changes in our capacity and capacity utilization rates and fluctuations in our manufacturing yields;
•the development, transition and ramp to high volume manufacture of more advanced silicon nodes and evolving wafer, packaging and test technologies may cause production delays, lower manufacturing yields and supply constraints for new wafers and other materials;
•absence of backlog, the short-term nature of our customers’ commitments, double bookings by customers and deterioration in customer forecasts and the impact of these factors, including the possible delay, rescheduling and cancellation of large orders, or the timing and volume of orders relative to our production capacity;
•changes in costs, quality, availability and delivery times of raw materials, components and equipment, including any disruption in the supply of certain materials due to regulations and customer requirements, as well as wage inflation and fluctuations in commodity prices;
•dependence on key customers or concentration of customers in certain end markets, such as mobile communications and automotive;
•dependence on international factories and operations and risks relating to our customers’ and vendors’ international operations;
•laws, rules, regulations and policies imposed by U.S. or other governments, such as tariffs, customs, duties and other restrictive trade barriers, national security, data privacy and cybersecurity, antitrust and competition, tax, currency and banking, labor, environmental, health and safety, and in particular the recent increase in tariffs, customs, duties and other restrictive trade barriers considered or adopted by U.S. and other governments;
•laws, rules, regulations and policies within China and other countries that may favor domestic companies over non-domestic companies, including customer- or government-supported efforts to promote the development and growth of local competitors;
•fluctuations in currency exchange rates, particularly the dollar/yen exchange rate for our operations in Japan;
•competition with established competitors in the packaging and test business, the internal capabilities of integrated device manufacturers and new competitors, including foundries;
•decisions by our integrated device manufacturer and foundry customers to curtail outsourcing;
•difficulty achieving high capacity utilization rates due to high percentage of fixed costs;
•our substantial investments in equipment and facilities to support the demand of our customers;
•there can be no assurance regarding when our factory and research and development center in Korea will be fully utilized, or that the actual scope, costs, timeline or benefits of the project will be consistent with our expectations;

•the historical downward pressure on the prices of our packaging and test services;
•any warranty claims, product return and liability risks, and the risk of negative publicity if our products fail, as well as the risk of litigation incident to our business;
•our substantial indebtedness and restrictive covenants in the indentures and agreements governing our current and future indebtedness;
•the possibility that we may decrease or suspend our quarterly dividend;
•difficulty funding our liquidity needs;
•our significant severance plan obligations associated with our manufacturing operations in Korea;
•maintaining an effective system of internal controls;
•difficulty attracting, retaining or replacing qualified personnel;
•our continuing development and implementation of changes to, and maintenance and security of, our information technology systems;
•challenges with integrating diverse operations;
•any changes in tax laws, taxing authorities not agreeing with our interpretation of applicable tax laws, including whether we continue to qualify for tax holidays, or any requirements to establish or adjust valuation allowances on deferred tax assets;
•our ability to develop new proprietary technology, protect our proprietary technology, operate without infringing the proprietary rights of others and implement new technologies;
•natural disasters and other calamities, health conditions or pandemics, political instability, hostilities or other disruptions; and
•the ability of certain of our stockholders to effectively determine or substantially influence the outcome of matters requiring stockholder approval.
Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect our operating results and financial condition are discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2019 and in the company’s subsequent filings with the Securities and Exchange Commission made prior to or after the date hereof. Amkor undertakes no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this press release except as may be required by law.